UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SIERRA RESOURCE GROUP, INC.
               __________________________________________________
               (Exact name of registrant as specified in charter)


           6767 WEST TROPICANA AVE, SUITE 207, LAS VEGAS, NEVADA 89103
                            TELEPHONE: (702) 248-1027
       __________________________________________________________________
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


     NEVADA                           1381                         88-0413922
________________               ___________________               ______________
(State or other                 (Primary Standard                (IRS Employer
jurisdiction of                    Industrial                    Identification
incorporation or               Classification Code                   Number)
 organization)                       Number)


                           Savoy Financial Group, Inc.
                             6767 W. Tropicana Ave.
                                    Suite 207
                             Las Vegas, Nevada 89103
                                 (702) 248-1027
            _________________________________________________________
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        Copies of all communications to:

                             Ronald J. Stauber, Esq.
                             Ronald J. Stauber, Inc.
                             1880 Century Park East
                                    Suite 315
                          Los Angeles, California 90067


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                     Accelerated filer [ ]
Non-accelerated filer   [ ]                     Smaller  reporting  company  [X]
(Do not  check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of          Amount to be         Proposed Maximum       Proposed Maximum         Amount of
Securities to be Registered     Registered(1), (2)     Offering Price Per     Aggregate Offering     Registration Fee
                                                            Unit(3)                Price(3)

Shares of common stock,             3,510,000                 $.05                 $175,500               $6.90
$.001 par value per share

(1) The total represents 3,510,000 shares issued in connection with a private placement transaction completed by the Registrant in 1992, as adjusted for a stock split in 1998 and as adjusted for a stock dividend on July 28, 2006.

(2) In the event of a further stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the sales price of the shares, being the most recent sales of shares of the Registrant's common stock. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   COVER PAGE

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, Dated November __, 2008

                                   PROSPECTUS

                           SIERRA RESOURCE GROUP, INC.

                        3,510,000 SHARES OF COMMON STOCK


     This prospectus relates to the resale of up to 3,510,000 shares of the common stock of Sierra Resource Group, Inc. ("we" or "the Company") that may be offered and sold, from time to time, by the Selling Shareholders identified in this prospectus.

     The Selling Shareholders will determine when they will sell their shares. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares.

     Our common stock is not presently traded on any market or securities exchange, and a Financial Industry Regulatory Authority ("FINRA") member firm has agreed to sponsor us for listing for quotation in the OTC Bulletin Board System. There is no assurance that the shares will ever be quoted on the Bulletin Board. To be quoted on the OTC Bulletin Board, a market maker must apply to make a market in our common stock.

     The Selling Shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

     The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" on pages 10 through 17 before buying any shares of our common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the registration statement filed with the Securities and Exchange Commission that represent a fundamental change in the information set forth in the registration statement.

     The information in this prospectus is not complete and may be changed. The Selling Shareholders can not sell or offer these securities under this registration statement until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is November __, 2008

     The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                   PROSPECTUS

                                TABLE OF CONTENTS

Front Cover Page of  Prospectus
Inside  Front and  Outside  Back Cover
Pages of Prospectus
Summary  Information
Risk Factors
Use of Proceeds
Determination of Offering  Price
Dilution
Selling Shareholders
Plan of Distribution
Legal Proceedings
Directors, Officers,
Promoters and Control Persons
Security Ownership of Certain
Beneficial Owners and Management
Description of Securities
Legal Matters
Interests of Named  Experts and Counsel
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities
Organization Within Last Five Years
Description of Business
Plan of Operation
Description of Property
Certain Relationships and Related Transactions
Market for Common Equity and Related Stockholder Matters
Executive Compensation
Changes in and Disagreements with Accountants on Accounting and Financial Statements
Indemnification
Other Expenses of Issuance and Distribution
Recent Sales of Unregistered Securities
Exhibits
Undertakings

Signatures

                               SUMMARY INFORMATION

     As used in this prospectus, unless the context otherwise requires, "we," "us," "our" or "Sierra Resource Group, Inc." refers to Sierra Resource Group, Inc. This is a summary and the information is selective; it does not contain all information that may be important to you. The summary highlights the more detailed information and financial statements appearing elsewhere in this document. You should read the entire prospectus before making an investment decision to purchase our common shares. Your attention is specifically called to the risk factors beginning on page 10 and the financial statements and the explanatory notes before making any investment decision.

The Issuer:                Sierra Resource Group, Inc.

The Offering:              As of  October  31,  2008  and as the date hereof, we
                           have   12,090,000   shares   of  our   common   stock
                           outstanding.  This offering is comprised of 3,510,000
                           shares   of   common   stock   offered   by   Selling
                           Shareholders only.

Our Business:              We are engaged in the acquisition of oil and natural
                           gas leases in Kansas and Louisiana and the extraction of oil and gas from our leasehold interests in our exploration program.

The Selling                The  Selling  Shareholders  consist of certain of our
Shareholders:              existing  shareholders that acquired 3,510,000 shares
                           issued  in  connection   with  a  private   placement
                           transaction completed in 1992, as adjusted for a stock split in 1998 and as adjusted for a stock dividend on July 28, 2006.

Shares Offered
By the Selling
Shareholders:              3,150,000 shares of common stock.

Offering Price:            The Selling Shareholders will sell their shares of
                           our common stock at a price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily.

Terms of the               The Selling  Shareholders will determine when and how
Offering:                  they will sell the  common  stock.  We will cover the
                           expenses   associated  with  the  offering  which  we
                           estimate to be approximately $18,250.

Termination of             The offering  will conclude when all of the 3,510,000
The Offering:              shares of common stock have been sold,  the shares no
                           longer need to be  registered to be sold or we decide
                           to  terminate  the   registration  of  shares.   Upon
                           termination, for shares of common stock held by non-affiliates, Rule 144 may be applicable to any of the shares that have not been sold pursuant to this prospectus.

Use of
Proceeds:                  We will not receive any proceeds from this offering.

We will                    Although  we have  agreed  to pay  all  the  offering
Receive                    expenses,  we will not receive any proceeds  from the
No Proceeds:               sale  of  the  securities.   We  anticipate  offering
                           expenses  of  approximately  $18,250.  We will borrow
                           funds  from  our   management  to  pay  the  offering
                           expenses.

We May Not                 Our auditor has  prepared  our  financial  statements
Be Able to                 assuming that we will continue as a going concern and
Continue as                has  issued  a  qualified   report.   The   financial
A Going                    statements  contemplate the realization of assets and
Concern:                   the  liquidation  of liabilities in the normal course
                           of the business.  Currently,  we have nominal cash or
                           other material  assets nor do we have  operations and
                           working   interests  and  net  volume   interests  in
                           producing  wells. Our sources of revenue do not cover
                           our  operational   costs  which  would  allow  us  to
                           continue  as  a  going  concern.   The  officers  and
                           directors  (majority  shareholders) have committed to
                           advancing  us  funds  for  limited   operating  costs
                           incurred.

Financial                  We have limited assets of $30,836 as of September 30,
Condition:                 2008  and  we  have  received  limited  revenue  from
                           operations.  Our loss from inception through December
                           31, 2007 was $(62,423) and through September 30, 2008
                           was $(72,629).

No Present
Public Market
For Our                    Our  common  stock is  presently  not  traded  in any
Common Stock:              market or on a securities exchange.

Outstanding                There  were  12,090,000  shares of our  common  stock
Shares of                  issued and  outstanding as at October 31, 2008 and as
Common Stock:              of the date hereof.  The  3,510,000  shares of common
                           stock to be sold under this prospectus will be sold by our existing shareholders.

Risk Factors:              See  "Risk   Factors"   on  page  10  and  the  other
                           information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Summary of Financial Data:

     The following consolidated financial data has been derived from and should be read in conjunction with our audited financial statements for the period from inception to December 31, 2007, and September 30, 2008 together with the notes to our financial statements and the section of this prospectus entitled "Management's Discussion and Analysis and Plan of Operation":

                          December 31, 2007       September 30, 2008
                              (Audited)               (Unaudited)
                          _________________       __________________

BALANCE SHEETS

Cash                          $       -               $     961

Total Assets                  $       -               $  30,836

Total Liabilities             $  60,563               $ 101,605

Total Stockholders'           $ (60,563)              $ (70,769)
Deficit


                          From inception to
                          December 31, 2007       September 30, 2008
                              (Audited)               (Unaudited)
                          _________________       __________________

STATEMENTS OF OPERATIONS

Revenue                       $       _               $     508

Operating Expenses            $ (62,423)              $   2,934

Net Loss                      $ (62,423)              $   3,168

                                  RISK FACTORS

     In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

1.   We are reliant upon third parties.

     We are wholly dependent, at the present time, upon the efforts and abilities of Natural Gas & Oil "Choice" Development Fund I, LP and Team Resources, Inc. (and other unrelated interest holders) for the drilling, testing and completion of the wells. We also have other unrelated third parties who are drilling and operating the wells pursuant to agreements with Natural Gas & Oil "Choice" Development Fund I, LP. Natural Gas & Oil "Choice" Development Fund I, LP has assumed all of our future and contingent obligations relating to our interest, inclusive of drilling, testing and completion of the wells and/or costs associated with the abandonment of the well and shut-in costs. If either fails to perform, our business would be materially and adversely affected.

2.   There may not be any oil or gas on our property.

     The search for oil and gas is risky. We will not know what is underground until the wells have been drilled and completed. As such, there may be no oil and gas under our leases. Accordingly, we may not discover any oil or gas or if we discover oil or gas, it may not be in an amount to be of commercial value.

3.   Competition for prospects and producing properties is intense.

     We will be competing with a number of other potential purchasers of prospects and producing properties, most of which will have greater financial resources than us or our co-interest holders. In the oil and gas industry, the bidding for prospects has become particularly intense with different bidders evaluating potential acquisitions with different product pricing parameters and other criteria that result in widely divergent bid prices. In the current oil and gas lease environment, there can be no assurance that there will be a sufficient number of suitable prospects available for acquisition by us or that we can sell prospects or obtain financing for or participants with others to join in the development of prospects.

5.   Title to our wells may not be perfected.

     It is customary in the oil and gas industry that upon acquiring an interest in a property, that only a preliminary title investigation be done at that time. We believe that our co-interest holders follow this custom. If the title to our leases should prove to be defective, we could lose the costs of acquisition. Further, our legal interests in the wells will be assigned to us after the completion of the wells.

6.   There may exist adverse federal and state taxation laws.

     Federal and state income tax laws are of particular significance to the oil and gas industry. Recent legislation has eroded previous benefits to oil and gas producers, and any subsequent legislation may continue this trend. The states in which we may conduct oil and gas activities may also impose taxes upon the production of oil and gas located within such states. There can be no assurance that the tax laws will not be changed or interpreted in the future in a manner which may adversely affect us.

7.   There is substantial government regulation.

     The oil and gas business is subject to substantial governmental regulation, including the power to limit the rates at which oil and gas are produced and to fix the prices at which oil and gas are sold. It cannot be accurately predicted whether additional legislation or regulation will be enacted or become effective.

8. We may have future needs for additional funds in order to finance our proposed business operations.

     Although our agreements with others provide for the funding of our current projects, we believe that we do not have adequate funds available to acquire future prospects or to drill and complete wells on future leases (without other participants). Our continued operation therefore depends upon our ability to raise additional funds through bank borrowings or equity or debt financing. There is no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to us. If we cannot obtain needed funds, we may be forced to curtail or cease future activities.

9. The volatility of oil and gas markets may have an adverse affect on our operations.

     In the past few years, the price of oil and gas has been volatile. During the last five years the price of oil has fluctuated from a low of approximately $50.00 per barrel to a high of approximately $150.00 per barrel. The price of gas has fluctuated from a low of approximately $1.80 per 1,000 cubic feet to a high of approximately $13.00 per 1,000 cubic feet. At the present time the price of oil is near $70.00 per barrel. The price of natural gas is near $7.00 per 1,000 cubic feet. There is no assurance that in the future prices for oil and gas production will stabilize at current rates. This fluctuation could have an adverse affect on our income if the price should decrease.

10. Operating and environmental hazards could have a negative impact on our operations.

     Hazards incident to the operation of oil and gas properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, may be encountered by us if we participate in developing a well and, on occasion, substantial liabilities to third parties or governmental entities may be incurred. We could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons. We currently do not maintain any insurance for environmental damages. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.

11. Because the probability on an individual prospect ever having oil and gas is extremely remote, any future funds spent on exploration may be lost.

     The probability of an individual prospect ever having oil and gas is extremely remote. In all probability, the property does not contain any oil and gas. As such, any funds spent on exploration may be lost which result in a loss of your investment.

12. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

13. We lack a current operating history, have only had very limited revenues, have limited prospectus for additional future revenues, and have losses which expect to continue into the future. As a result, we may have to suspend or cease operations.

     We have no current operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $72,629 as of September 30, 2008. We have never had any historical revenues and we have limited current prospects for future revenues.

     Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

14. Because our management has limited experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

     Because our management has limited experience with exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. Our management has limited experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches to oil and gas exploration. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, we may have to suspend or cease operations which will result in the loss of your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

15. Because we are small and do not have capital, we will have to limit our future drilling activity which may result in a loss of your investment.

     Because we are small and do not have capital, we must limit our future drilling activity. As such, we may not be able to complete a drilling program that is as thorough as we would like. Further, we have not considered and will not consider any activity beyond our current drilling program until we have completed production on our existing leases.

16. Because our officers and directors have other outside business activities and each will only be devoting 10% of their time or approximately four hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because our officers and directors have other outside business activities and each will only be devoting 10% of their time or four hours per week to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, exploration of the property may be periodically interrupted or suspended.

17. Because officers and directors own more than 70% of the outstanding shares, they will be able to decide who will be directors and you may not be able to elect any directors.

     Our officers and directors own 70.4% shares and have and will continue to control us. After the completion of this offering, our officers and directors will still be able to elect all of our directors and control our operations.

18. FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

     The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

19. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

20. In addition to having no full time management and lack of experience in the business, if we lose Paul Andre, our business could be impaired.

     Our success is heavily dependent upon the continued participation of our secretary and treasurer, Paul Andre. Loss of his services could have a material adverse effect upon our business development. We do not maintain "key person" life insurance on Paul Andre's life. We do not have a written employment agreement with Paul Andre. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

21.  You will receive no dividends on your investment.

     We have never paid cash dividends. We do not anticipate declaring or paying cash dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business. Our dividends will be at our board of directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

22. If we issue future shares, present investors' per share value will be diluted.

     We are authorized to issue a maximum of 25,000,000 shares of common shares. As of October 31, 2008, there were 12,090,000 shares issued and outstanding. The board of directors' authority to issue common stock without shareholder consent may dilute the value of your common stock.

23.  Our common stock has no public market and the value may decline.

     There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them.

Accordingly, you should be able to bear the financial risk of losing your entire investment.

24. Our common stock may never be publicly traded and you may have no ability to sell the shares.

     We plan to seek a listing on the OTC Bulletin Board and we have contacted a market maker to seek the listing on our behalf.

     Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under FINRA's Bylaws. The OTC Bulletin Board will not charge us with a fee for being quoted on the service. FINRA rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. We intended to continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), as such, we may be deemed compliant with Rule 15c2-11. FINRA will review the market maker's application and if cleared, it cannot be assumed by any investor that any federal, state or self regulatory requirements other than certain FINRA rules and Rule 15c2-11 have been considered by FINRA. Furthermore, the clearance should not construed by any investor as indicating that FINRA, the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

     The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of organized national or regional stock exchanges. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

     If we are unable to have the market maker obtain a listing, we will be unable to develop a trading market for our common stock. If we lose our current sponsorship, we may be unable to locate another market maker that will agree to sponsor our securities. Even if we do locate another market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

25. Our shareholders may face significant restrictions on the resale of our common stock due to state "blue sky" laws.

     There are state regulations that may adversely affect the transferability of our common stock. We have not registered our common stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our common stock in any state or to advise the shareholders of any exemptions.

     Current shareholders and persons who desire to purchase the common stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the securities.

     Any secondary trading market that may develop may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

26. Our common stock may be subject to significant restriction on resale due to federal penny stock restrictions.

     The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that becomes subject to the penny stock rules, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties such as availability of funds, operating costs, outcomes of business activities and other factors. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the Selling Shareholders. All proceeds from the sale of the shares will be for the account of the Selling Shareholders, as described below in the sections of this prospectus entitled "Selling
Shareholders" and "Plan of Distribution." We will however incur all costs associated with this registration statement and prospectus.

                         DETERMINATION OF OFFERING PRICE

     The offering price of $0.05 per share of our common stock was determined arbitrarily. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

     Our common stock is presently not traded on any market or securities exchange. A FINRA member firm has agreed to sponsor us for listing or quotation on the OTC Bulletin Board System. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the Selling Shareholders named in this prospectus.

                                    DILUTION

     The shares of common stock to be sold by the Selling Shareholders are common stock that is currently issued and outstanding. There will be no dilution to our existing shareholders in this offering.

                              SELLING SHAREHOLDERS

         The following table provides, as of the date hereof information regarding the beneficial ownership of our common stock by each of the Selling Shareholders, including,

                  (1) the number of shares owned by each Selling Shareholder prior to this offering;

                  (2) the total number of shares that are to be offered by each selling shareholder;

                  (3) the total number of shares that will be owned by each Selling Shareholder upon completion of the offering; and

                  (4) the percentage owned by each Selling Shareholder upon completion of this offering.

         Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. To the best of our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described above, none of the Selling Shareholders had or have any material relationship with us. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the Selling Shareholders.


                                                           Total number of shares    Total shares to be        Percent owned upon
Name of                                                    to be offered for         owned upon completion     completion of this
Selling                            Shares owned prior to   Selling Shareholders      of This offering          offering
Shareholder                        this offering(2)        account(3)                (2)(3)                    (1)(2)(3)

Richard Marcus Baca                    130,000                  130,000                   0                         0
Michael Browers                         65,000                   65,000                   0                         0
Julia Browers                           65,000                   65,000                   0                         0
Camille Brown                          162,500                  162,500                   0                         0
Christina Investments
   Inc.                                162,500                  162,500                   0                         0
Denise E. Cordova                      260,000                  260,000                   0                         0
Victoria C. Fisher                      97,500                   97,500                   0                         0
Patrick C. Fisher                       97,500                   97,500                   0                         0



                                       19




Debra S. Hackney                       162,500                  162,500                   0                         0
Mark Horey                             227,500                  227,500                   0                         0
Kimberly Lynn Jack                     162,500                  162,500                   0                         0
Scott A. Jack                          162,500                  162,500                   0                         0
Jeffery E. Jones                        65,000                   65,000                   0                         0
Dennis Melilli                         162,500                  162,500                   0                         0
Peggy Melilli                          162,500                  162,500                   0                         0
Gary T. Peterson                        97,500                   97,500                   0                         0
Diana F. Peterson                       97,500                   97,500                   0                         0
Gerald W. Quealy                        97,500                   97,500                   0                         0
Ginger B. Quealy                        65,000                   65,000                   0                         0
Johann Rath                             97,500                   97,500                   0                         0
Deborah D. Rath                         97,500                   97,500                   0                         0
Cindy Lee Russo                         65,000                   65,000                   0                         0
John Francis Russo                      65,000                   65,000                   0                         0
Gerald Edward Russo                    130,000                  130,000                   0                         0
Carrie Ryan                             65,000                   65,000                   0                         0
Kelly J. Ryan                           65,000                   65,000                   0                         0
Tammy Y. Sasaki                        162,500                  162,500                   0                         0
Cheryl E. Solomon                       65,000                   65,000                   0                         0
Christina Ann                          130,000                  130,000                   0                         0
   Venegas-Baca
David W. Wiedeman                       65,000                   65,000                   0                         0


(1) Based on 12,090,000 shares of our common stock issued and outstanding as of October 31, 2008 and as of the date hereof.

(2) Beneficial ownership calculation under Rule 13d-3 of the 1934 Act, (the "Exchange Act"). Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.


                                       20




(3) Because a Selling Shareholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number or percent owned of common shares that will be held by a Selling Shareholder upon the termination of the offering.




                              PLAN OF DISTRIBUTION

Generally.

     The shares of common stock being offered may be sold by the Selling Shareholders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the Selling Shareholders. The distribution of the shares by the Selling Shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the Selling Shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, as amended, if they are directly or indirectly conducting an illegal distribution of the shares on behalf of our corporation. For example, an illegal distribution may occur if any of the Selling Shareholders provide us with cash proceeds from their sales of the securities. If any of the Selling Shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the Selling Shareholders and any brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

Regulation M.

     In addition to, and without limiting each of the Selling Shareholders and any other person participating in a distribution will be affected by the applicable provisions of the 1934 Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Shareholders or any such other person.

     Under the 1934 Act, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the Selling Shareholders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the Selling Shareholders.

     We have informed Selling Shareholders that, during such time as they may be engaged in a distribution of any of shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any Selling Shareholder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, of any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Timing of Sales.

     The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of each other in making decisions with respect to the timing, manner and size of each sale.

Offering Price.

     The Selling Shareholders will sell their shares at an offering price of $0.05 per share until our shares are quoted in the OTC Bulletin Board System, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the Selling Shareholders to the public may be:

     (1)  the market price prevailing at the time of sale;

     (2)  a price related to such prevailing market price; or

     (3) such other price as the Selling Shareholders determine from time to time.

     Our common stock is not currently listed on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Manner of Sale.

     The shares may be sold by means of one or more of the following methods:

     (1) a block trade in which the broker-dealer engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     (2)  purchase  by  a   broker-dealer   as  principal  and  resale  by  that
          broker-dealer for its account pursuant to this prospectus;

     (3)  ordinary   brokerage   transactions   in  which  the  broker  solicits
          purchasers;

     (4)  through options, swaps or derivatives;

     (5)  privately negotiated transactions; or

     (6)  in a combination of any of the above methods.

     The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resale of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

     If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144.

     Any shares of common stock  covered by this  prospectus  which  qualify for sale  pursuant to Rule 144 under the  Securities  Act,  as amended,  may be sold
under  Rule  144  rather  than   pursuant  to  this   prospectus.

Expenses  of Registration.

     We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $18,250, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                                LEGAL PROCEEDINGS

     We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.


               DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS

     The members of the board of directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to the directors and executive officers of the Company is as follows:

         Name                              Ages              Position

         Sandra J. Andre                    54               President,
                                                             Chief Executive
                                                             Officer and
                                                             Director

         Paul W. Andre                      65               Treasurer, Chief
                                                             Officer and
                                                             Financial Director

         Suzette M. Encarnacion             38               Director

     The principal occupation and business experience during the last five years for each of the present directors and executive officers of the Company are as follows:

Sandra J. Andre

     Sandra J. Andre has been a major shareholder of the Company since 1992 and has been President and a director of the Company since 1998. From 1990 to 1995, she was the Vice-President and Chief Financial Officer of Plitt Amusement Company, Inc. From 1995 to 1996, she was Chief Financial Officer of Lottery Enterprises, Inc., a manufacturer of instant lottery tickets and debit card dispensing technology. From 1996 to 1998, she was the Chief Financial Officer of Young Minds., a computer software company. From 1998 to the present, she has been President of Sun-Moon-Stars, Inc., an entertainment rental business offering equipment and prop rentals for stage usage, and from 2002 to 2007, Charrette De Cafe, Corp, a coffee sales company that intended to establish sales carts at gasoline service stations.

Paul W. Andre

     Paul W. Andre has been a major shareholder of the Company since 1992 and has been Secretary/Treasurer and a director of the Company since 1998. From 1989 to 1996, he was President of Andre and Associates, Inc., a financial consulting group. From 1996 to the present, he has been President of Savoy Financial Group, Inc., a corporate consulting organization.

Suzette M. Encarnacion

     Suzette M. Encarnacion has been a major shareholder of the Company since 1992 and has been a director of the Company since 1998. From 1990 to 1993, she was the controller of Plitt Amusement Company, Inc. From 1994 to the present, she has been employed by Industrial Bank as a loan officer and underwriter for business and commercial loans.

     The officers and directors may be deemed parents and promoters of the Company as those terms are defined by the Securities Act of 1933, as amended. All directors hold office until the next annual stockholders' meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and qualified. Officers of the Company serve at the will of the board of directors.

     There are no agreements or understandings for any officer or director of the Company to resign at the request of another person and none of the officers or directors is acting on behalf of or will act at the direction of any other person.

Term of Office.

     Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Articles of Incorporation. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees.

     We have no significant employees other than the officers and directors described above. Sandra Andre, our President, Chief Executive Officer, Principal Executive Officer and director, currently spends less then approximately 1% of her time on our business. Paul Andre, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director, currently spends approximately 10% of his time on our business. Suzette Encarnacion, a director, currently spends less then approximately 1% of her time on our business.

     We presently have an Audit Committee comprised of the members of our Board of Directors. We presently do not have a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various committees during the current fiscal year.

Family Relationships.

     Paul Andre and Sandra Andre are husband and wife. Accordingly, each may be deemed the owner of the other's common stock. In the aggregate, Paul Andre and Sandra Andre would own 7,215,000 shares of our common stock or 59.7% of our issued and outstanding common stock. However, each has currently disclaimed any beneficial ownership in the common stock owned by the other.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICICAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 31, 2008 and as of today by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. Each shareholder listed possesses sole voting and investment power with respect to the shares shown.

                  Name and                     Amount of
Title of          Address of                   Beneficial      Percent of
Class             Beneficial Owner             Owner           Class
_________________________________________________________________________

Common            Paul W. Andre                4,875,000       40.3%
                  6767 W. Tropicana Ave
                  Suite 207
                  Las Vegas, NV 89103

Common            Sandra J. Andre              2,340,000       19.4%
                  1150 S Tamarisk Dr.
                  Anaheim Hills, CA 92807

Common            Suzette M. Encarnacion       1,300,000       10.7%
                  608 Idaho Ave #3
                  Santa Monica, CA 90403

Common            All shareholders             8,515,000       70.4%
                  as a group
                  (three [3] individuals)

     The total of the Company's outstanding common stock are held by 35 persons.

Security Ownership of Management.

     The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and also of record by all directors and officers of the Company.

                  Name and                     Amount of
Title of          Address of                   Beneficial      Percent of
Class             Beneficial Owner             Owner           Class
_________________________________________________________________________

Common            Paul W. Andre                4,875,000       40.3%
                  6767 W. Tropicana Ave
                  Suite 207
                  Las Vegas, NV 89103

Common            Sandra J. Andre              2,340,000       19.4%
                  1150 S Tamarisk Dr.
                  Anaheim Hills, CA 92807

Common            Suzette M. Encarnacion       1,300,000       10.7%
                  608 Idaho Ave #3
                  Santa Monica, CA 90403

Common            All shareholders             8,515,000       70.4%
                  as a group
                  (three [3] individuals)

(1) Based on 12,090,000 shares of our common stock issued and outstanding as of the date hereof. Ownership and Change in Control.

     Each of the security ownership by the beneficial owners and by management is also the owner of record for the like number of shares.

     There are currently no arrangements that would result in a change in our control.

                            DESCRIPTION OF SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement which contains this prospectus.

Common Stock.

     We are authorized to issue 25,000,000 shares of common stock $.001 par value. As of October 31, 2008 and as of today, there were 12,090,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights.

     Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our board of directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business.

Miscellaneous Rights and Provisions.

     Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

Shares Eligible for Future Sale.

     The 3,510,000 shares of common stock sold in this offering may be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be further restricted by the current resale limitations of Rule 144 under the Securities Act of 1933.

Warrants.

     There are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options.

     There are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock
option  plan  for  our  directors,   employees  and   consultants.

Convertible Securities.

     We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.


                                  LEGAL MATTERS

     Ronald J. Stauber of Ronald J. Stauber, Inc., a Law Corporation, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

     The financial statements included in this prospectus and registration statement have been audited by DeJoya Griffith & Company, LLC, an independent public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Acts and will be governed by the final adjudication of such issues.

                       ORGANIZATION WITHIN LAST FIVE YEARS

     Except for cash advances for our benefit of $100,863 during the period from inception to September 30, 2008, directly or indirectly by Paul W. Andre, and the transaction described below, we have not entered into any transaction during the last five years, or proposed transactions, to which the Company was or is to be a party, in which any of the officers or directors or shareholders had or is to have a direct or indirect material interest.

     During the period ended June 30, 2008, we entered into an "Assignment and Quit Claim of Oil and Gas Leases" agreement (the "Agreement") with Sierra Asset Holdings LLC (the "Assignor") whereby the Assignor assigned 100% of Assignor's right, title and interest in and to the leasehold estate in the oil and gas leases located in Louisiana and Kansas for a note in the amount of $29,500 secured by the oil and gas interests assigned. According to the Agreement, the Assignor conveyed 100% of .04% working interests with a .03% net revenue interest in one well and conveyed 100% of .035% working interests with a .03% net revenue interest in three wells. We incurred an obligation for $29,500 for the interests to the Assignor, all due and payable in April 2010. The Assignor paid cash in the amount of $29,500 to Natural Gas & Oil "Choice" Development Fund I, LP and Team Resources, Inc. during the period ended June 30, 2008 for the acquired interests assigned.

     The Assignor is an affiliate of an officer and director of the Company. The note to the Assignor is in the amount of $29,500 and is secured by a security interest in the acquired interests assigned. The note is due and payable in April 2010. Giving effect to the transaction, we are directly or indirectly obligated to the officers and directors in the total sum of $101,605.

                             DESCRIPTION OF BUSINESS

     In order to obtain further financing, unless we complete an acquisition of a mineral prospect, we believe that debt financing will not be an alternative for funding as we do not have tangible assets to secure any debt financing. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock.

     In order to obtain further financing, we believe that debt financing will not be an alternative for funding as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation program beyond the next twelve months. In the absence of such financing, we will not be able to continue and our business plan will fail.

                                PLAN OF OPERATION

     We were organized under the laws of the state of Nevada on December 21, 1992 to engage in any lawful corporate activity. We were not a blank check issuer when we originally sold and issued our shares. Although we raised our initial monies to engage in the acquisition of oil and natural gas leases in East Texas, except for the raising of funds and attempting to acquire property rights, we never completed the acquisition of a lease or an option to acquire a lease.

     We have now acquired leasehold interests in Kansas and Louisiana as follows:

     Our Working Interest and Net Revenue Interest in the Snapper #2 Well is as follows:

                                    Working Interest           Net Revenue
                                                               Interest

                                         0.04%                    0.03%

     The balance of the Working Interest and Net Revenue Interest in the Snapper #2 Well is allocated to each participant in the well as follows:

Interest Holder                     Working Interest          Net Revenue
                                                              Interest

Natural Gas and Oil &                    3.75%                   2.625%
   "Choice" Development
    Fund 1, LP
Team Resources, Inc.                     1.50%                   1.050%
Cypress Drilling, LLC                   91.00%                  63.700%
Et.al.
Crestwood Energy                         2.00%                   1.400%
Others                                   1.75%                   1.225%
Snapper Lease Landowner                  0.00%                  30.000%

Total                                  100.00%                  100.00%

     Our Working Interest and Net Revenue Interest in the Smith A #2, Shomaker #2, and Boger #2 Wells is as follows:

                                    Working Interest          Net Revenue
                                                              Interest

                                        0.035%                    0.03%

     The balance of the Working Interest and Net Revenue Interest in the Smith A #2, Schomaker #2, and Boger #2 Wells is allocated to each participant in the wells as follows:

Interest Holder                     Working Interest          Net Revenue
                                                              Interest

Natural Gas and Oil &                   35.00%                 26.2500%
"Choice" Development
         Fund 1, LP
Team Resources, Inc.                    11.25%                  8.4375%
Indian Oil Company                      18.75%                 14.0625%
Crestwood Energy                        10.00%                  7.5000%
Others                                  25.00%                 18.7500%
Smith, Shomaker & Boger                  0.00%                 25.0000%
         Lease Landowners

Total                                  100.00%                  100.00%


     Our manager of the Louisiana Prospect and Kansas Prospect is:

                  Natural Gas & Oil "Choice" Development Fund 1, LP Team Resources, Inc.
                  3160 Telegraph Road
                  Suite 202
                  Ventura, California 93003

     Our driller and operator of the Kansas Prospect is:

                  Indian Oil Company
                  2507 S/E US Highway 160
                  Medicine Lodge, Kansas 67104

Future Operations.

     Our proposed future plans call for us to consider several factors in choosing a region for acquisition of oil and gas leases. First, we intend to acquire additional prospects in Louisiana and Kansas. We have not targeted any oil and gas leases for acquisition.

     We have not entered into any negotiations with any drilling contractors, geologists or engineers and there is no assurance that we will ever enter into any contracts with any drilling contractors, geologists or engineers.

     We will determine which leases we are interested in acquiring based upon the analysis of technical and production data, onsite verification of any well equipment and production capability, and verification of ownership of lease hold rights. We anticipate that it will take from four to six months to acquire additional leasehold interests after completing our investigation of a proposed prospect. Further, we intend upon diversifying our production portfolio with respect to both reservoir production characteristics and to market access. Production portfolio is comprised of all producing oil and gas leases owned by us. Reservoir production characteristics are the information which defines the nature of the porous, permeable sedimentary rocks which contain commercial quantities of oil or gas. Market access is the demand for the particular grade of oil which is located in a particular reservoir. We believe that the overall effect of these two unrelated characteristics is to significantly lower the overall risk of our strategy.

     We do not anticipate acquiring additional leasehold interests during the next twelve months.

Geological and Geophysical Techniques.

     We may engage detailed geological interpretation combined with advanced seismic exploration techniques to identify the most promising leases.

     Geological interpretation is based upon data recovered from existing oil and gas wells in an area and other sources. Such information is either purchased from the issuer that drilled the wells or becomes public knowledge through state agencies after a period of years. Through analysis of rock types, fossils and the electrical and chemical characteristics of rocks from existing wells, we can construct a picture of rock layers in the area. We will have access to the well logs and decline curves from existing operating wells. Well logs allow us to calculate an original oil or gas volume in place while decline curves from production history allow us to calculate remaining proved producing reserves.

     We have not purchased, leased, or entered into any agreements to purchase or lease any of the equipment necessary to conduct the geological or geophysical testing referred to herein and will only be able to do so upon raising additional capital through loans or the sale of equity securities.

Market for Oil and Gas Production.

     The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and with the exception of gas, all producers in a producing region will receive the same price.

     Oil Sales are by Contract. The major oil companies will purchase all crude oil offered for sale at posted field prices. There are price adjustments for quality difference from the Benchmark. Benchmark is Saudi Arabian light crude oil employed as the standard on which OPEC price changes have been based. Quality variances from Benchmark crude results in lower prices being paid for the variant oil. Oil sales are normally contracted with a purchaser or gatherer as it is known in the industry who will pick-up the oil at the well site. In some instances there may be deductions for transportation from the well head to the sales point. At this time the majority of crude oil purchasers do not charge transportation fees, unless the well is outside their service area. The service area is a geographical area in which the purchaser of crude oil will not charge a fee for picking up the oil. The purchaser or oil gatherer as it is called within the oil industry will usually handle all check disbursements to both the working interest and royalty owners. We will be a working interest owner. By being a working interest owner, we are responsible for the payment of our proportionate share of the operating expenses of the well. Royalty owners and over-riding royalty owners receive a percentage of gross oil production for the particular lease and are not obligated in any manner whatsoever to pay for the costs of operating the lease. Therefore, we, in most instances, will be paying the expenses for the oil and gas revenues paid to the royalty and over-riding royalty interests.

     Gas sales are by contract. The gas purchaser will pay the well operator 100% of the sales proceeds on or about the 25th of each and every month for the previous month's sales. The operator is responsible for all checks and distributions to the working interest and royalty owners. There is no standard price for gas. Prices will fluctuate with the seasons and the general market conditions. It is our intention to utilize this market whenever possible in order to maximize revenues. We do not anticipate any significant change in the manner production is purchased; however, no assurance can be given at this time that such changes will not occur.

Acquisition of Future Leases.

     Our principal activity in the future will be the acquisition, development and operation of producing oil and gas leases. The acquisition process may be lengthy because of the amount of investigation which will be required prior to submitting a bid to a major oil company. Currently, we are not engaged in any bidding process. Verification of each property and the overall acquisition process can be divided into three phases, as follows:

     Phase 1. Field identification. In some instances the seller will have a formal divestiture department that will provide a sales catalog of leases which will be available for sale. Review of the technical filings made to the states along with a review of the regional geological relationships, released well data and the production history for each lease will be utilized. In addition, a review of the proprietary technical data in the sellers office will be made and calculation of a bid price for the field. We believe that the estimated cost of Phase 1 for one property will be approximately $5,000.

     Phase 2. Submission of the Bid. Each bid will be made subject to further verification of production capacity, equipment condition and status, and title. We believe that the estimated cost of Phase 2 for one property will be approximately $50,000.

     Phase 3. Closing. Final price negotiation will take place. Cash transfer and issuance of title opinions. Tank gauging and execution of transfer orders. The cost of Phase 3 cannot be estimated at this time and is entirely dependent upon negotiations with the seller and the seller's offering price for the property.

     After closing has occurred, the newly acquired property will be turned over to us for possible work-overs or operational changes which will in our estimation increase each well's production.

     In connection with the acquisition of an oil and gas lease for work-over operations, we will be able to assume 100% ownership of the working-interest and surface production equipment facilities with only minor expenses. In exchange for an assignment of the lease, we intend to assume the obligation to plug and abandon the well in the event we determine that reworking operations are either too expensive or will not result in production in paying quantities. The cost of plugging a well can run from $500 to $15,000, depending on the condition of the well.

     Several major oil companies have recently placed numerous oil and gas properties out for competitive bidding. We currently do not have sufficient revenues or funds available for us to make bids on such properties. We have not initiated a search for additional leases and do not intend to do so until we raise additional capital for the acquisition of additional leases. We believe that it is not an efficient use of time to search for additional prospects when we do not have sufficient capital to acquire and develop additional leases. We intend to raise additional capital through loans or the sale of equity securities in order to have sufficient funds to make a bid for such properties, but only after we have completed exploration of our current leases.

     At the present time, we have not identified any specific oil and gas leases which we intend to acquire and will only be able to make such determination upon raising capital at a later date.

Our Competition.

     The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we do and therefore have greater leverage to use in acquiring prospects, hiring personnel and marketing oil and gas. Accordingly, a high degree of competition in these areas is expected to continue.

Governmental Regulation.

     The production and sale of oil and gas is subject to regulation by state, federal and local authorities. In most areas there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and promulgate rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates with respect thereto.

     The sale of liquid hydrocarbons was subject to federal regulation under the Energy Policy and Conservation Act of 1975 which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be reimposed in the future but when, if ever, such reimposition might occur and the effect thereof we cannot be predicted.

     The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 ("NGPA"). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is "deregulated"). Administration and enforcement of the NGPA ceiling prices are delegated to the FERC. In June 1986, the FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible, though unlikely, that we may in the future acquire significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

     Our operations are subject to extensive and continually changing regulation because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our profitability. However, we do not believe that we are affected in a significantly different way by these regulations than our competitors are affected.

Regulation  of Drilling  and Production.

     Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

     (1) the amounts and types of substances and materials that may be released into the environment,

     (2)  the discharge and disposition of waste materials,

     (3)  the reclamation and abandonment of wells and facility sites, and

     (4)  the remediation of contained sites,

     and require:

     (1)  permits for drilling operations,

     (2)  drilling bonds, and

     (3)  reports concerning operations.

Environmental Regulations.

     Our operations are affected by the various state, local and federal environmental laws and regulations, including the:

     (1)  Clean Air Act,

     (2)  Oil Pollution Act of 1990,

     (3)  Federal Water Pollution Control Act,

     (4)  Resource Conservation and Recovery Act ("RCRA"),

     (5)  Toxic Substances Control Act, and

     (6) Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA").

     These laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

     (1)  drilling,

     (2)  development and production operations,

     (3) activities in connection with storage and transportation of oil and other liquid hydrocarbons, and

     (4) use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

     Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

     (1)  unit  production   expenses   primarily  related  to  the  control  of
          limitation of air emissions and the disposal or produced water,

     (2) capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and

     (3) capital costs to construct, maintain and upgrade equipment and facilitate and remediate, plug and abandon inactive well sites and pits.

     Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on its operations. However, we do not believe that changes to these regulations will have a significant negative affect on its operations.

     A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

     The Clean Air Act requires or will require most industrial operations in the United States to incur capital expenditures in order to meet air emission control standards developed by the EPA and state environmental agencies. Although no assurances can be given, we believe the Clean Air Act requirements will not have a material adverse effect on our financial condition or results of operations.

     RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either:

     (1)  a "generator" or "transporter" of hazardous waste, or

     (2) an "owner" or "operator" of a hazardous waste treatment, storage or disposal facility.

     At present, RCRA includes a statutory exemption that allows oil and natural gas exploration and production wastes to be classified as non-hazardous waste. As a result, we will not be subject to many of RCRA's requirements because its operations will probably generate minimal quantities of hazardous wastes.

     CERCLA, also known as "Superfund," imposes liability, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. These persons include:

     (1) the "owner" or "operator" of the site where hazardous substances have been released, and

     (2) companies that disposed or arranged for the disposal of the hazardous substances found at the site.

     CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In the course of our ordinary operations, we could generate waste that may fall within CERCLA's definition of a "hazardous substance." As a result, we may be liable under CERCLA or under analogous state laws for all or part of the costs required to clean up sites at which such wastes have been disposed.

     While the foregoing regulations are extensive, we believe that compliance with the foregoing regulations will not have any material adverse affect upon us.

                               FINANCIAL CONDITION

     Our auditor's going concern opinion for the prior year ended December 31, 2007 and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet limited operating expenses. We do not have sufficient cash or other material assets nor do we have sufficient operations or an established source of revenue to cover our operational costs that would allow us to continue as a going concern. We are insolvent in that we are unable to pay our debts in the ordinary course of business as they become due.

     Since the Company has had a limited operating history and limited revenues or earnings from operations, with no significant assets or financial resources, we will in all likelihood sustain operating expenses without corresponding revenues, at least until the acquisition of additional mineral prospects or the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate the acquisition of mineral prospects or a business combination with a profitable business.

Liquidity and Operational Results.

     The Company has no current operating history and has limited revenues or earnings from operations. The Company has limited assets and financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the acquisition of additional mineral prospects or consummation of a business combination. This may result in the Company incurring a net operating loss that will increase continuously until the Company can consummate the acquisition of additional mineral prospects or a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity or consummate such a business combination.

     We are dependent upon our officers to meet any de minimis costs that may occur. Paul W. Andre, an officer and director of the Company, has agreed to provide the necessary funds, without interest, for the Company to comply with the Securities Exchange Act of 1934, as amended; provided that he is an officer and director of the Company when the obligation is incurred. All advances are interest-free.

Liquidity.

     As of September 30, 2008, we had total assets of $30,836 and total liabilities of $101,605 and we had a negative net worth of $70,769. As of December 31, 2007, we had no assets and total liabilities of $60,563 and a negative net worth of $60,563.

     We have had nominal revenues from inception through September 30, 2008. We have an accumulated deficit from inception through September 30, 2008 of $72,629.

     We had an officer's advance of $71,363 as of September 30, 2008 and $60,563 as of December 31, 2007. The note payable of $29,500 is to an affiliate of Paul
W. Andre, an officer and director. We have accrued interest of 6% on the note of $742 to the affiliate of Paul W. Andre through September 30, 2008. Giving effect to the note, but not to the accrued interest, the Company was obligated to Paul
W. Andre as of September 30, 2008 for $100,863.

Plan Implementation.

     We are a development stage company with limited operations and revenues. We are unable to satisfy cash requirements without management's financial support.

     We anticipate that we will meet our cash requirements for the foreseeable future through the financial support of our management. Management's financial accommodations will be evidenced by non-interest bearing promissory notes between management and the Company.

Future Financings.

     We anticipate relying on equity sales of our common shares or loans from management in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements.

     We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

                             DESCRIPTION OF PROPERTY

     Our executive offices are located at 6767 West Tropicana Avenue, Suite 207, Las Vegas, Nevada 89103-4754 where we occupy space supplied by our registered agent. The space is approximately 200 square feet total, of which we occupy a small portion without charge. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

     We hold leasehold interest estates in the oil and gas leases located in Louisiana and Kansas. We have a .04% working interests with a .03% net revenue interest in one well and a 0.035% working interests with a .03% net revenue interest in three wells.

     Our Working Interest and Net Revenue Interest in the Snapper #2 Well is as follows:

                                    Working Interest          Net Revenue
                                                              Interest

                                          0.04%                  0.03%

     The balance of the Working Interest and Net Revenue Interest in the Snapper #2 Well is allocated to each participant in the well as follows:

Interest Holder                     Working Interest          Net Revenue
                                                              Interest

Natural Gas and Oil &                     3.75%                 2.625%
   "Choice" Development
    Fund 1, LP
Team Resources, Inc.                      1.50%                 1.050%
Cypress Drilling, LLC                    91.00%                63.700%
Et.al.
Crestwood Energy                          2.00%                 1.400%
Others                                    1.75%                 1.225%
Snapper Lease Landowner                   0.00%                30.000%

Total                                   100.00%                100.00%

     Our Working Interest and Net Revenue Interest in the Smith A #2, Shomaker #2, and Boger #2 Wells is as follows:

                                    Working Interest          Net Revenue
                                                              Interest

                                         0.035%                  0.03%

     The balance of the Working Interest and Net Revenue Interest in the Smith A #2, Schomaker #2, and Boger #2 Wells is allocated to each participant in the wells as follows:

Interest Holder                     Working Interest          Net Revenue
                                                              Interest

Natural Gas and Oil &                    35.00%               26.2500%
"Choice" Development
         Fund 1, LP
Team Resources, Inc.                     11.25%                 8.4375%
Indian Oil Company                       18.75%               14.0625%
Crestwood Energy                         10.00%                7.5000%
Others                                   25.00%               18.7500%
Smith, Shomaker & Boger                   0.00%               25.0000%
         Lease Landowners

Total                                   100.00%                100.00%

     Although our principal executive offices are located in Las Vegas, Nevada, the officers and directors do not intend to conduct any business at said offices.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to
Item 404 of Regulation S-B.

     During the period ended June 30, 2008, we entered into an "Assignment and Quit Claim of Oil and Gas Leases" agreement (the "Agreement") with Sierra Asset Holdings LLC (the "Assignor") whereby the Assignor assigned 100% of Assignor's right, title and interest in and to the leasehold estate in the oil and gas leases located in Louisiana and Kansas for a note in the amount of $29,500 secured by the oil and gas interests assigned. According to the Agreement, the Assignor conveyed 100% of .04% working interests with a .03% net revenue interest in one well and conveyed 100% of .035% working interests with a .03% net revenue interest in three wells. We incurred an obligation for $29,500 for the interests to the Assignor, all due and payable in April 2010. The Assignor paid cash in the amount of $29,500 to Natural Gas & Oil "Choice" Development Fund I, LP and Team Resources, Inc. during the period ended June 30, 2008 for the acquired interests assigned.

     The Assignor is an affiliate of an officer and director of the Company. The note to the Assignor is in the amount of $29,500 and is secured by a security interest in the acquired interests assigned. The note is due and payable in April 2010. Giving effect to the transaction, we are directly or indirectly obligated to the officers and directors in the total sum of $101,605.

     Our current officers and directors (Paul Andre, Sandra Andre and Suzette Encarnacion) may be deemed to be promoters, as that term is defined in the federal securities laws.

     Any transactions between the Company and its officers, directors or five percent shareholders, and their respective affiliates, will be on terms no less favorable than those terms which could be obtained from unaffiliated third parties and said transactions will be approved by a majority of the independent and disinterested directors.

     Except as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     (1)  any of our directors or officers;

     (2)  any person proposed as a nominee for election as a Director;

     (3)  any person who  beneficially  owns,  directly  or  indirectly,  shares
          carrying  more  than  10%  of  the  voting  rights   attached  to  our
          outstanding shares of common stock; or

     (4) any members of the immediate family (including spouse, parents, children, siblings and in-laws) any of the above persons.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Price.

     Our common stock is not quoted at the present time.

     There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We have made a request of a broker-dealer to make application to the FINRA to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink OTC Markets Inc. "Pink Sheets."

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

     For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million.

The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

Shareholders.

     As of October 31, 2008 and as of the date hereof, there were 35 holders of record of our common stock.

Shell Issues.

     The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. We have been informed that the Securities and Exchange Commission position is that the securities issued by all blank check companies that are issued in unregistered offerings must be registered with the Commission before resale. At the time that our shareholders acquired our stock in 1992, we had a specific business plan and purpose.

     On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a From S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor, under certain circumstances), and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. The rules are designed to assure that investors in shell companies that acquire operations or assets have access on a timely basis to the same kind of information as is available to investors in public companies with continuing operations.

     On February 15, 2008, the Securities and Exchange Commission adopted final rules amending Rule 144 (and Rule 145) for shell companies like us. The amendments currently in full force and effect provide that the current revised holding periods applicable to affiliates and non-affiliates is not now available for securities currently issued by either a reporting or non-reporting shell company, unless certain conditions are met. An investor will be able to resell securities issued by a shell company subject to Rule 144 conditions if the reporting or non-reporting issuer (i) had ceased to be a shell, (ii) is subject to the Exchange Act reporting obligations, (iii) has filed all required Exchange Act reports during the preceeding twelve months, and (iv) at least 90 days has elapsed from the time the issuer has filed the "Form 10 Information" reflecting the fact that it had ceased to be a shell company before any securities were sold Rule 144. The amendment to Rule 144(i)(1)(i) was not intended to capture a "startup company," or a company with a limited operating history or the shares originally issued by us in 1992, except for the shares of stock currently held by our officers and directors (affiliates).

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

     The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, until October 31, 2008 and as of the date hereof.

                        ANNUAL COMPENSATION            LONG TERM COMPENSATION

                                         Other
                                         Annual                     Securities
                                         Compen-     Restricted     Underlying
                    Salary     Bonus     sation      Stock          Options/SARS
                    ($)        ($)       ($)         Awards

Name

Sandra J. Andre     Nil         Nil       Nil           Nil            Nil

Paul W. Andre       Nil         Nil       Nil           Nil            Nil

Suzette M.
Encarnacion         Nil         Nil       Nil           Nil            Nil

Employment Agreements.

     Currently,  we  do  not  have  any  employment  or  consultant  agreements.

Compensation of Directors.

     We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants.

     We have not granted any stock options to any of our directors and officers since inception.

Exercises of Stock Options and Year-End Option Values.

     None of our directors or officers have exercised any stock options since inception.

Outstanding Stock Options.

     None of our directors or officers hold any options to purchase any shares of our common stock.

            CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

     On March 4, 2008, we ended our engagement of Kyle L. Tingle, CPA as our independent accountant and on April 8, 2008, we engaged DeJoya Griffith & Company, LLC as our new independent certified accountant. We have had no disagreements with accountants on accounting and financial disclosures, or either.

                              FINANCIAL STATEMENTS

     The following consolidated financial statements of Sierra Resource Group, Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in United States dollars.

     Audited financial statements for the period from inception to December 31, 2007, include:

     1.   Report of independent Registered Public Accounting Firm

     2.   Balance Sheets

     3.   Statements of Operations

     4.   Statements of Stockholders' Deficit

     5.   Statements of Cash Flows

     6.   Notes to the Financial Statements

     Unaudited financial Statements as of September 30, 2008, include:

     1.   Balance Sheets

     2.   Statements of Operations

     3.   Statements of Stockholders' Deficit

     4.   Statements of Cash Flows

     5.   Notes to Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Sierra Resource Group, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheets of Sierra Resource Group, Inc. (A Development Stage Enterprise) as of December 31, 2007 and the related statements of operations, stockholder's deficit, and cash flows for the year then ended and the period December 21, 1992 (inception) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Sierra Resource Group, Inc. as of December 31, 2006 and for the year then ended, were audited by other auditors whose report dated January 26, 2007, expressed an unqualified opinion on those financial statements, with a going concern explanatory paragraph.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Resource Group, Inc. (A Development Stage Enterprise) as of December 31, 2007 and the results of its operations and cash flows for the year then ended and the period December 21, 1992 (inception) through December 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/  DEJOYA GRIFFITH & COMPANY, LLC
___________________________________
     DeJoya Griffith & Company, LLC


April 14, 2008
Henderson, Nevada

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Sierra Resource Group, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheets of Sierra Resource Group, Inc. (A Development Stage Enterprise) as of December 31, 2006 and 2005 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and the period December 21, 1992 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Resource Group, Inc. (A Development Stage Enterprise) as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended and the period December 21, 1992 (inception) through December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Kyle L. Tingle, CPA, LLC


January 26, 2007
Las Vegas, Nevada


                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                December 31,     December 31,
                                                                        2007             2006
                                                                ____________     ____________
                           ASSETS
CURRENT ASSETS                                                  $          0     $          0
                                                                ____________     ____________

     Total current assets                                                  0                0
                                                                ____________     ____________

          Total assets                                          $          0     $          0
                                                                ============     ============


            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                           $          0     $        456
     Officers advances                                                60,563           54,827
                                                                ____________     ____________

          Total current liabilities                                   60,563           55,283
                                                                ____________     ____________

          Total liabilities                                           60,563           55,283
                                                                ____________     ____________

STOCKHOLDERS' DEFICIT
     Common stock: $.001 par value;
        authorized 25,000,000 shares;
        issued and outstanding:  12,090,000
        shares at December 31, 2007 and 2006                          12,090           12,090
     Additional paid-in capital                                      (10,230)         (10,230)
     Accumulated deficit during development stage                    (62,423)         (57,143)
                                                                ____________     ____________

          Total stockholders' deficit                                (60,563)         (55,283)
                                                                ____________     ____________

               Total liabilities and stockholders' deficit      $          0     $          0
                                                                ============     ============


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                          Dec. 21, 1992
                                       Year Ended        Year Ended      (inception) to
                                     December 31,      December 31,        December 31,
                                             2007              2006                2007
                                     ____________      ____________      ______________

Revenues                              $        0        $        0         $        0

Cost of revenue                                0                 0                  0
                                      __________        __________         __________

           Gross profit               $        0        $        0         $        0

General, selling and
   administrative expenses                 5,280             4,387             62,423
                                      __________        __________         __________
           Operating loss             $   (5,280)       $   (4,387)        $  (62,423)

Non operating income (expense)                 0                 0                  0
                                      __________        __________         __________

   Net loss                           $   (5,280)       $   (4,387)        $  (62,423)
                                      ==========        ==========         ==========
   Net loss per share, basic
   and diluted                        $    (0.00)       $    (0.00)
                                      ==========        ==========

   Average number of shares
   of common stock outstanding        12,090,000        12,090,000
                                      ==========        ==========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                      Accumulated
                                                                                        Deficit
                                            Common Stock             Additional         During
                                       _______________________        Paid In         Development
                                        Shares         Amount         Capital            Stage          Total
                                       _________       _______       __________       ___________      ________

December 21, 1992, issue
  common stock                         12,090,000       $12,090        $(10,230)        $      0        $  1,860
Net loss, December 31, 1992                                                               (1,860)         (1,860)
                                       __________       _______        ________         ________        ________

Balance, December 31, 1992             12,090,000       $12,090        $(10,230)        $      0        $      0
Net loss, December 31, 1993                                                                    0               0
                                       __________       _______        ________         ________        ________

Balance, December 31, 1993             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0
Net loss, December 31, 1994                                                                    0               0
                                       __________       _______        ________         ________        ________

Balance, December 31, 1994             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

Net loss, December 31, 1995                                                                    0               0
                                       __________       _______        ________         ________        ________

Balance, December 31, 1995             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

Net loss, December 31, 1996                                                                    0               0
                                       __________       _______        ________         ________        ________

Balance, December 31, 1996             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

Net loss, December 31, 1997                                                                    0               0
                                       __________       _______        ________         ________        ________

Balance December 31, 1997              12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

December 18, 1998, changed from
   no par value to $0.001                                (1,858)          1,858

December 18, 1998, forward stock
   1000:1                                                 1,858          (1,858)

Net loss, December 31, 1998                                                                 (450)           (450)
                                       __________       _______        ________         ________        ________

Balance, December 31, 1998             12,090,000       $12,090        $(10,230)        $ (2,320)       $   (450)

Net loss, December 31, 1999                                                              (22,668)        (22,668)
                                       __________       _______        ________         ________        ________

Balance, December 31, 1999             12,090,000       $12,090        $(10,230)        $(24,978)       $(23,118)

Net loss, December 31, 2000                                                               (8,394)         (8,394)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2000             12,090,000       $12,090        $(10,230)        $(33,372)       $(31,512)

Net loss, December 31, 2001                                                               (4,888)         (4,888)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2001             12,090,000       $12,090        $(10,230)        $(38,260)       $(36,400)

Net loss, December 31, 2002                                                               (3,156)         (3,156)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2002             12,090,000       $12,090        $(10,230)        $(41,416)       $(39,556)

Net loss, December 31, 2003                                                                  (85)            (85)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2003             12,090,000       $12,090        $(10,230)        $(41,501)       $(39,641)

Net loss, December 31, 2004                                                               (2,840)         (2,840)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2004             12,090,000       $12,090        $(10,230)        $(44,341)       $(42,481)
Net loss, December 31, 2005                                                               (8,415)         (8,415)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2005             12,090,000       $12,090        $(10,230)        $(52,756)       $(50,896)
July 14, 2006, forward stock
  dividend: 5.5:1
Net loss, December 31, 2006                                                              ( 4,387)        ( 4,387)
                                       __________       _______        ________         ________        ________
Balance, December 31, 2006             12,090,000       $12,090        $(10,230)        $(57,143)       $(55,283)
Net loss, December 31, 2007                                                              ( 5,280)        ( 5,280)
                                       __________       _______        ________         ________        ________
Balance, December 31, 2007             12,090,000       $12,090        $(10,230)        $(62,423)       $(60,563)
                                       ==========       =======        ========         ========        ========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                          Dec. 21, 1992
                                       Year Ended        Year Ended      (inception) to
                                     December 31,      December 31,        December 31,
                                             2007              2006                2007
                                     ____________      ____________      ______________

Cash Flows From
Operating Activities
    Net loss                          $   (5,280)       $   (4,387)        $  (62,423)
    Changes in assets and liabilities
    Increase (decrease) in accounts
       payable                              (456)              456                  0
                                      __________        __________         __________

         Net cash used in
            operating activities      $   (5,736)       $   (3,931)        $  (62,423)
                                      __________        __________         __________

Cash Flows From
Financing Activities                  $        0        $        0         $        0
                                      __________        __________         __________
Cash Flows From
Financing Activities
   Issuance of common stock           $        0        $        0         $    1,860
   Increase in officer advances            5,736             3,931             60,563
                                      __________        __________         __________

         Net cash provided by
            financing activities      $    5,736             3,931             62,423
                                      __________        __________         __________

         Net increase (decrease)
            in cash                   $        0        $        0         $        0

Cash, beginning of period                      0                 0         $        0
                                      __________        __________         __________

Cash, end of period                   $        0        $        0         $        0
                                      ==========        ==========         ==========

SUPPLEMENTAL INFORMATION

Interest paid                         $        0        $        0         $        0
                                      ==========        ==========         ==========
Income taxes paid                     $        0        $        0         $        0
                                      ==========        ==========         ==========


                 See Accompanying Notes to Financial Statements.


                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Sierra Resource Group, Inc. ("Company") was organized December 21, 1992 under the laws of the State of Nevada. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered a Development Stage Enterprise.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2007 and 2006.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes," and clarified by FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does have cash, but not material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status and to measure a plan's assets and its obligations that determine its funded status as of the end of the company's fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006. We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter "SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective

                           SIERRA RESOUCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operations.

In December 2007, the FASB issued SFAS 141(R), "Business Combinations-- a replacement of FASB Statement No. 141." This Statement replaces SFAS 141, "Business Combinations," and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, "Accounting for Income Taxes," to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, "Goodwill and Other Intangible Assets," to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements." SFAS 160 amends Accounting Research Bulletin 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2.  STOCKHOLDER'S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 25,000,000 shares with par value of $0.001. On December 24, 1992 the Company authorized and issued 1,860 shares of its no par value common stock in consideration of $1,860 in cash.

On December 18, 1998, the State of Nevada approved the Company's restated Articles of Incorporation, which increased its capitalization from 2,500 common shares to 25,000,000 common shares. The no par value was changed to $0.001 per share.

On December 18, 1998, the Company's shareholders approved a forward split of its common stock at one thousand shares for one share of the existing shares. The number of common stock shares outstanding increased from 1,860 to 1,860,000. Prior period information has been restated to reflect the stock split.

On July 14, 2006, the Company's shareholders declared a 5.5 share dividend for each on share of the issued and outstanding shares. The record date was July 28, 2006; payable July 31, 2006. The number of common stock shares outstanding increased from 1,860,000 to 12,090,000. Prior period information has been restated to reflect the stock dividend.

The Company has not authorized any preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 12,090,000 during 2007, 2006, and since inception. As of December 31, 2007, 2006, and since inception, the Company had no dilutive potential common shares.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3.  INCOME TAXES (CONTINUED)

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 - Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

All tax returns have been filed. There are no open tax years.

The components of the Company's deferred tax asset as of December 31, 2007 and 2006 are as follows:

                                               2007         2006
                                           ________     ________

     Net operating loss carryforward       $ 21,848     $ 20,000
     Valuation allowance                    (21,848)     (20,000)
                                           ________     ________

     Net deferred tax asset                $      0     $      0
                                           ========     ========

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

                                                                      Since
                                              2007         2006     Inception
                                           _______      _______     _________

     Tax at statutory rate (35%)           $ 1,848      $ 1,535     $ 21,848
     Increase in valuation allowance        (1,848)      (1,535)     (21,848)
                                           _______      _______      _______

     Net deferred tax asset                $     0      $     0     $      0
                                           =======      =======     ========


The net federal operating loss carry forward will expire between 2016 and 2027. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts. As of December 31, 2007 and December 31, 2006, the Company owed officers $60,563 and $54,827 respectively.

NOTE 5.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.


                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                     As of            As of
                                                             September 30,     December 31,
                                                                      2008             2007

                                                               (Unaudited)        (Audited)
                                                             _____________     ____________

                    ASSETS
CURRENT ASSETS
   Cash in bank                                                  $     961      $         -
   Accounts receivable                                                 375                -
   Oil & Gas interests                                              29,500                -
                                                                 _________      ___________

     Total current assets                                           30,836                -
                                                                 _________      ___________

          Total assets                                           $  30,836      $         -
                                                                 =========      ===========

     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Officers advances                                           $  71,363      $    60,563
     Interest accrued-related party                                    742                -

                                                                 _________      ___________
          Total current liabilities                                 72,105           60,563
                                                                 _________      ___________

LONG-TERM LIABILITIES
   Note payable-related party                                       29,500                -
                                                                 _________      ___________

          Total long-term liabilities                               29,500                -
                                                                 _________      ___________

          Total liabilities                                        101,605           60,563
                                                                 _________      ___________

STOCKHOLDERS' DEFICIT
     Common stock: $.001 par value;
        authorized 25,000,000 shares;
        issued and outstanding:  12,090,000
        shares at September 30, 2008 and December 31, 2007          12,090           12,090
     Additional paid-in capital                                    (10,230)         (10,230)
     Accumulated deficit during development stage                  (72,629)         (62,423)
                                                                 _________     ____________

          Total stockholders' deficit                              (70,769)         (60,563)
                                                                 _________     ____________

               Total liabilities and stockholders' deficit       $  30,836      $         -
                                                                 =========      ===========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS


                                    For the three       For the three        For the nine        For the nine      From inception
                                     Months Ended        Months Ended        Months Ended        Months Ended    Dec. 21, 1992 to
                               September 30, 2008  September 30, 2007  September 30, 2008  September 30, 2007  September 30, 2008
                                      (Unaudited)         (Unaudited)         (Unaudited)         (Unaudited)         (Unaudited)
                               __________________  __________________  __________________  __________________  __________________

Revenues                             $       508        $         -        $       586        $         -         $       586

Cost of revenue                                -                  -                  -                  -                   -
                                     ___________        ___________        ___________        ___________         ___________

           Gross profit                      508                  -                586                  -                 586

General, selling and
   administrative expenses                 2,934              3,811             10,050              4,255              72,473
                                     ___________        ___________        ___________        ___________         ___________
           Operating loss                 (2,426)            (3,811)            (9,464)            (4,255)            (71,887)


Other income (expense)

      Interest expense                     (742)                  -               (742)                 -                (742)
                                     ___________        ___________        ___________        ___________         ___________

Total other income (expense)               (742)                  -               (742)                 -                (742)

    Net loss                         $   (3,168)        $    (3,811)       $   (10,206)       $    (4,255)        $   (72,629)
                                     ===========        ===========        ===========        ===========         ===========

   Net loss per share, basic         $    (0.00)        $     (0.00)       $     (0.00)       $     (0.00)        $     (0.01)
                                     ===========        ===========        ===========        ===========         ===========

   Weighted average number of
   shares of common stock
   outstanding                        12,090,000         12,090,000         12,090,000         12,090,000          12,090,000
                                     ===========        ===========        ===========        ===========         ===========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (Unaudited)
                                                                                      Accumulated
                                                                                        Deficit
                                            Common Stock             Additional         During
                                       _______________________        Paid In         Development
                                        Shares         Amount         Capital            Stage          Total
                                       _________       _______       __________       ___________      ________

December 21, 1992, issue
  common stock                         12,090,000       $12,090        $(10,230)        $      -        $  1,860
Net loss, December 31, 1992                     -             -               -           (1,860)         (1,860)
                                       __________       _______        ________         ________        ________

Balance, December 31, 1992             12,090,000       $12,090        $(10,230)        $      -        $      -
Net loss, December 31, 1993                     -             -               -                -               -
                                       __________       _______        ________         ________        ________

Balance, December 31, 1993             12,090,000       $12,090        $(10,230)        $ (1,860)       $      -
Net loss, December 31, 1994                     -             -               -                -               -
                                       __________       _______        ________         ________        ________

Balance, December 31, 1994             12,090,000       $12,090        $(10,230)        $ (1,860)       $      -

Net loss, December 31, 1995                                                                    -               -
                                       __________       _______        ________         ________        ________

Balance, December 31, 1995             12,090,000       $12,090        $(10,230)        $ (1,860)       $      -

Net loss, December 31, 1996                     -             -               -                -               -
                                       __________       _______        ________         ________        ________

Balance, December 31, 1996             12,090,000       $12,090        $(10,230)        $ (1,860)       $      -

Net loss, December 31, 1997                     -             -               -                -               -
                                       __________       _______        ________         ________        ________

Balance December 31, 1997              12,090,000       $12,090        $(10,230)        $ (1,860)       $      -

December 18, 1998, changed from
   no par value to $0.001                       -        (1,858)          1,858                -               -

December 18, 1998, forward stock
   1000:1                                       -         1,858          (1,858)               -               -

Net loss, December 31, 1998                     -             -               -             (450)           (450)
                                       __________       _______        ________         ________        ________

Balance, December 31, 1998             12,090,000       $12,090        $(10,230)        $ (2,320)       $   (450)

Net loss, December 31, 1999                     -             -               -          (22,668)        (22,668)
                                       __________       _______        ________         ________        ________

Balance, December 31, 1999             12,090,000       $ 1,860        $(10,230)        $(24,978)       $(23,118)

Net loss, December 31, 2000                     -             -               -           (8,394)         (8,394)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2000             12,090,000       $12,090        $(10,230)        $(33,372)       $(31,512)

Net loss, December 31, 2001                     -             -               -           (4,888)         (4,888)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2001             12,090,000       $12,090        $(10,230)        $(38,260)       $(36,400)

Net loss, December 31, 2002                     -             -               -           (3,156)         (3,156)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2002             12,090,000       $12,090        $(10,230)        $(41,416)       $(39,556)

Net loss, December 31, 2003                     -             -               -              (85)            (85)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2003             12,090,000       $12,090        $(10,230)        $(41,501)       $(39,641)

Net loss, December 31, 2004                     -             -               -           (2,840)         (2,840)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2004             12,090,000       $12,090        $(10,230)        $(44,341)       $(42,481)
Net loss, December 31, 2005                     -             -               -           (8,415)         (8,415)
                                       __________       _______        ________         ________        ________

Balance, December 31, 2005             12,090,000       $12,090        $(10,230)        $(52,756)       $(50,896)
July 14, 2006, forward stock
  dividend: 5.5:1
Net loss, December 31, 2006                     -             -               -          ( 4,387)        ( 4,387)
                                       __________       _______        ________         ________        ________
Balance, December 31, 2006             12,090,000       $12,090        $(10,230)        $(57,143)       $(55,283)
Net loss, December 31, 2007                     -             -               -          ( 5,280)        ( 5,280)
                                       __________       _______        ________         ________        ________
Balance, December 31, 2007             12,090,000       $12,090        $(10,230)        $(62,423)       $(60,563)
Net loss, September 30, 2008                    -             -               -          (10,206)        (10,206)
                                       __________       _______        ________         ________        ________
Balance, September 30, 2008(Unaudited) 12,090,000       $12,090        $(10,230)        $(72,629)       $(70,769)
                                       ==========       =======        ========         ========        ========


                      See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS



                                                  For the Nine         For the Nine          From inception
                                                  Months Ended         Months Ended        Dec. 21, 1992 to
                                            September 30, 2008   September 30, 2007      September 30, 2008
                                                   (Unaudited)          (Unaudited)             (Unaudited)
                                            ________________     _________________        ________________

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                        $ (10,206)           $ ( 4,255)            $ (72,629)
Changes in assets and liabilities
   (Increase) in accounts
      receivable                                        (375)                   -                  (375)
Increase(decrease) in interest
      accrued-related party                              742                 (456)                  742
                                                   _________            _________             _________

Net cash used in operating activities                 (9,839)              (4,711)              (72,262)
                                                   _________            _________             _________

CASH FLOWS FROM INVESTING ACTIVITIES

   Investment in oil and gas interests               (29,500)                   -               (29,500)
                                                   _________            _________             _________

   Net cash used in investing activities             (29,500)                   -               (29,500)

CASH FLOWS FROM FINANCING ACTIVITIES

   Issuance of common stock                                -                    -                 1,860
   Increase in officer advances                       10,800                4,711                71,363
   Proceeds from note payable-related party           29,500                    -                29,500
                                                   _________            _________             _________

Net cash provided by financing activities             40,300                4,711               102,723
                                                   _________            _________             _________

Net increase in cash                                     961                    -                   961

Cash, beginning of period                                  -                    -                     -
                                                   _________            _________             _________

Cash, end of period                                $     961            $       -             $     961
                                                   =========            =========             =========

SUPPLEMENTAL INFORMATION

Interest paid                                      $       -            $       -             $       -
                                                   =========            =========             =========
Income taxes paid                                  $       -            $       -             $       -
                                                   =========            =========             =========


                 See Accompanying Notes to Financial Statements.


                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008
                                   (UNAUDITED)


NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

The accompanying Financial Statements of Sierra Resource Group, Inc. (the "Company") should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2007. Significant accounting policies disclosed therein have not changed.

The accompanying Financial Statements and the related footnote information are unaudited. In the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the balance sheet of the Company as of September 30, 2008 and the results of operations and cash flows for the three and nine months ended September 30, 2008. Results of operations reported for interim periods are not necessarily indicative of results for the entire year.

Sierra Resource Group, Inc. ("Company") was organized December 21, 1992 under the laws of the State of Nevada. The Company currently has start-up operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered a Development Stage Enterprise.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the statements of cash flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2008 and December 31, 2007.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes," and clarified by FIN 48, "Accounting for Uncertainty in Income Taxes-An Interpretation of FASB statement No. 109." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment" This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "Earning per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008
                                   (UNAUDITED)


NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 12,090,000 during 2008, 2007, and since inception. As of September 30, 2008 and December 31, 2007, and since inception, the Company had no dilutive potential common shares.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have adequate cash, or significant material assets, nor does it have substantial operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has experienced recurring net operating losses and had an accumulated deficit of $72,629 as of September 30, 2008. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, ("The fair value option for financial assets and financial liabilities- including an amendment of FASB statement No.115"). ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of the Company's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Effective January 1, 2008, the Company adopted this statement. To date, the Company has not applied this standard to the measurement of any reported amounts. Accordingly, the adoption of this standard did not have any impact on the Company's results of operations or financial position.

In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will require entities to classify noncontrolling interests as a component of stockholders' equity and will require subsequent changes in ownership interests in a subsidiary to be accounted for as an equity transaction. Additionally, SFAS 160 will require entities to recognize a gain or loss upon the loss of control of a subsidiary and to remeasure any ownership interest retained at fair value on that date. This statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective on a prospective basis for years, and interim periods within those years, beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which are required to be applied retrospectively. Early adoption is not permitted.

At September 30, 2008, the Company did not have any noncontrolling interests in subsidiaries. Management is currently evaluating the effects, if any, that SFAS 160 will have upon the presentation and disclosure of noncontrolling interests in the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures and Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133", ("SFAS 161") as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair value of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why any entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

At September 30, 2008, the Company did not have any derivative instruments or hedging activities. Management is aware of the requirements of SFAS 161 and will disclose when appropriate.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008
                                   (UNAUDITED)


NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In May 2008, the issued ("SFAS No. 163"), "Accounting for Financial Guarantee Insurance Contracts - An interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This statement requires expanded disclosures about financial guarantee contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

NOTE 2. STOCKHOLDERS' DEFICIT

COMMON STOCK

The authorized common stock of the Company consists of 25,000,000 shares with par value of $0.001. On December 24, 1992, the Company authorized and issued 1,860 shares of its no par value common stock in consideration of $1,860 in cash.

On December 18, 1998, the State of Nevada approved the Company's restated Articles of Incorporation, which increased its capitalization from 2,500 common shares to 25,000,000 common shares. The no par value was changed to $0.001 per share.

On December 18, 1998, the Company's shareholders approved a forward split of its common stock at one thousand shares for one share of the existing shares. The number of common shares outstanding increased from 1,860 to 1,860,000. Prior period information has been restated to reflect the stock split.

On July 14, 2006, the Company's shareholders declared a 5.5 share dividend for each of the issued and outstanding shares. The record date was July 28, 2006; payable July 31, 2006. The number of common shares outstanding increased from 1,860,000 to 12,090,000. Prior period information has been restated to reflect the stock dividend.

The Company has not authorized any preferred stock.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 3. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer and resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts. As of September 30, 2008 and December 31, 2007, the Company owed an officer $72,105 and $60,563, respectively.

During the period ended June 30, 2008, the Company entered into an "Assignment and Quit Claim of Oil and Gas Leases" agreement (the "Agreement") with Sierra Asset Holdings LLC (the "Assignor") whereby the Assignor assigned 100% of Assignor's right, title and interest in and to the leasehold estate in the oil and gas leases located in Louisiana and Kansas for a note in the amount of $29,500 secured by the oil and gas interests assigned. According to the Agreement, the Assignor conveyed 100% of .04% working interests with a .03% net revenue interest in one well and conveyed 100% of .035% working interests with a ..03% net revenue interest in three wells. The Company incurred an obligation for $29,500 for the interests to the Assignor, all due and payable in April 2010. This note bears no interest, however the Company has decided to impute interest based on APB 21 "Interest on Receivables and Payables" by imputing a reasonable rate of interest of 6% per annum. The Assignor paid cash in the amount of $29,500 to Natural Gas & Oil "Choice" Development Fund I, LP and Team Resources, Inc. during the period ended June 30, 2008 for the acquired interests assigned.

The Assignor is an affiliate of an officer and director of the Company. The note to the Assignor is in the amount of $29,500 and is secured by a security interest in the acquired interests assigned. The note is due and payable in April 2010. Giving effect to the transaction, the Company is directly or indirectly obligated to the officers and directors in the total sum of $101,605.

                                     PART II

                                 INDEMNIFICATION

     The Company's articles of incorporation provide, in paragraph Twelve, the following:

     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages or breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section
     78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

     1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)  By the stockholders;

          (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     The Company has been informed that liability is not eliminated or limited unless the Company includes the provision, like it has, in its original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the Company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. The Company has also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. The Company has also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority.

     Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons pursuant to any provisions contained in its Articles of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The other expenses payable by the Company in connection with the offering of the securities being registered herein are estimated as follows:

Securities and Exchange Commission
Registration Fee                              $      6
Attorneys Fees                                  13,000
Accounting Fees                                  2,500
Printing and Engraving                           1,000
Blue Sky Qualifications Fees and Expenses          750
Transfer Agent Fees                                455
Miscellaneous                                      539

Total                                         $ 18,250


                     RECENT SALES OF UNREGISTERED SECURITIES

(a)  Securities sold.

     We have not issued securities during the three year period preceding the date of this registration statement.

     In 1992, we sold and issued 12,090,000 shares of our $.001 par value common stock (as adjusted for a stock split in 1998 and a stock dividend on July 28,
2006) to 35 individuals, at par value. Each of the shares of common stock was sold for cash. Prior to the forward stock split and stock dividend, each shareholder paid $1.00 per share for the shares. We sold and issued 1,860 shares, and the aggregate consideration received by us was $1,860. We did not publicly offer our securities and no underwriter was used in connection with the sale and issuance of the shares of common stock.

     All of the shareholders have had a pre-existing personal or business relationship with us or our officers and directors. By reason of their business experience, each had been involved financially and by virtue of a time commitment in business projects with our officers. Further, each of the shareholders had established a pre-existing personal relationship with its officers and directors.

     We are registering 3,510,000 shares of our common stock for sale by these original shareholders. These shares may also be available for resale by the Selling Shareholders pursuant to Rule 144.


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(b)  Underwriters and other purchasers.

     There were no underwriters in connection with the sale and issuance of any securities.

(c)  Consideration.

     Each of the shares of stock was originally sold for cash.

(d)  Exemption from Registration Relied Upon.

     We relied upon Section 4(2) of the Securities Act of 1933, as amended, as the exemption applicable to the sale and issuance of the common stock. We did not publicly offer our securities and no underwriter was used in connection with the sale and issuance of the shares of common stock to our existing shareholders.

     All of the shares were issued by us with a restrictive legend regarding transfer and stop-transfer orders were imposed in connection with the original issuance. The offering was only made to the existing shareholders and each received or had access to information about us, the offering was made through direct communication by our officers and directors, and we believed that each of the offerees had such knowledge and experience in financial and business matters that he and she was capable of evaluating the merits and risk of the prospective investment, the offeree was a person who was able to bear the economic risk of the investment, and immediately before making the sale, after making a reasonable inquiry, we believed that the offeree had the requisite knowledge and experience to bear the economic risk of the investment, i.e., the offeree could afford to hold the shares for an indefinite period and at the time of the investment, he or she could afford a complete loss.

                                    EXHIBITS

     Copies of the following documents are filed with this registration statement as exhibits:

       3.1 Articles of Incorporation, as amended (filed as an exhibit to our Form 10SB12G, filed with the Securities and Exchange Commission on January 27, 1999).

        3.2 Bylaws (filed as an exhibit to our Form 10SB12G, filed with the Securities and Exchange Commission on January 27, 1999).

        5.1       Opinion of Counsel.


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       10.1       Assignment  and Quit Claim of Oil and Gas Leases  (filed as an exhibit to our Form 8-K/A, filed with the Securities and Exchange Commission on April 30, 2008).

       23.1       Accountant's Consent to Use Opinion.

       23.2       Counsel's Consent to Use Opinion (See 5.1 above).

                                  UNDERTAKINGS

     We hereby undertake:

(1) To file, during any period in which offers or sales are being made post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding for foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement, including (but not limited to) the addition of any underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be treated as


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     a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on November 13, 2008.



                                            By: /s/ SANDRA J. ANDRE
                                                __________________________
                                                    Sandra J. Andre
                                                    President and Director

                                            By: /s/ PAUL W. ANDRE
                                                __________________________
                                                    Paul W. Andre
                                                    Secretary & Treasurer
                                                    (Principal Accounting
                                                    Officer and Director)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ SANDRA J. ANDRE                         Dated: November 13, 2008
__________________________
    Sandra J. Andre
    President and Director


/s/ PAUL W. ANDRE                           Dated: November 13, 2008
__________________________
    Paul W. Andre
    Secretary, Treasurer
    (Principal Accounting
    Officer) and Director


/s/ SUZETTE M. ENCARNACION                  Dated: November 13, 2008
__________________________
    Suzette M. Encarnacion
    Director


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